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                                                                   Exhibit 10.33

EXTENSION TO THE A.I.R. STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE - NET DATED NOVEMBER 11, 1997 BY AND BETWEEN KENNETH R. SMITH AND ALICE J. SMITH AS LESSOR AND LUMINENT, INC., A SUBSIDIARY OF MRV COMMUNICATIONS INC. AS LESSEE FOR THE PROPERTY COMMONLY KNOWN AS 8917 FULLBRIGHT AVENUE, CHATSWORTH, CALIFORNIA DRAFTED September 25.2002.

55. Lessor and Lessee agree to extend the original Lease for an additional five (5) years, commencing January 1, 2003 and ending December 31, 2008. The base rent per month stated in Paragraph 1.5 shall be adjusted to $4,250.00.

56. The Base Rent stated in Paragraph 1.5 shall be adjusted annually on January 1st of each succeeding year by a fixed three percent (3%).

57. Option to Extend. Lessor hereby grants to Lessee the option to extend the term of this lease for one (1) additional thirty-six (36) month period commencing when the prior term expires upon each and all of the following terms and conditions.

         (i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least six (6) but not more than nine (9) months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.

         (ii) The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

         (iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

         (iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

         (v) The monthly rent for each of the option period shall be calculated as per paragraph 56 above.

AGREED AND ACCEPTED:

LESSEE                                              LESSOR

     /s/ Noam Lotan                                 /s/ Kenneth R. Smith
-----------------------------                        -----------------------
Noam Lotan, President & C.E.O                        Kenneth R. Smith, Owner

     /s/ Shay Gonen                                 /s/ Alice J. Smith
-----------------------------                        -----------------------
Shay Gonen, CFO                                      Alice J. Smith, Owner

         10/18/02                                          10-21-02
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Date